Exhibit (17)(a)

AXA EQUITABLE LIFE INSURANCE COMPANY

MONY LIFE INSURANCE COMPANY

MONY LIFE INSURANCE COMPANY OF AMERICA

PROXY CARD

SPECIAL MEETING OF THE SHAREHOLDERS

TO BE HELD ON                     , 2007

The undersigned, the owner of one or more variable life insurance policies or variable annuity contracts or certificates (the “Contracts”) whose account value is invested in shares of the portfolios being acquired in the proposed Plan of Reorganization and Termination (the “Acquired Portfolios”), each a series of EQ Advisors Trust (“EQ Trust”), hereby instructs AXA Equitable Life Insurance Company, MONY Life Insurance Company and/or MONY Life Insurance Company of America, each an owner of the shares of the Trust attributable to Contracts and, therefore, a shareholder of EQ Trust (the, “Shareholders”), (i) to vote as indicated on the reverse side on each specific proposal that will be considered at the Special Meeting of the Shareholders of the Acquired Portfolios, or any adjournment thereof, as described in the Trust’s Combined Proxy Statement and Prospectus dated February __, 2007 (the “Proxy Statement”), (ii) to vote, in adjournment thereof, as described in the Proxy Statement, and (iii) to vote, in its discretion, on such other matters as may properly come before such meeting.

This voting instruction card is solicited by the Shareholders. Receipt of the Notice of Meeting, Information Statement and the Proxy Statement accompanying this voting instruction card is acknowledged by the undersigned.

VOTE VIA THE INTERNET:

VOTE VIA THE TELEPHONE: 1-800-

CONTROL NUMBER: 999 9999 9999 999

NOTE: Please sign your name or names exactly as it appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, partnership or other entity, this signature should be that of a duly authorized individual who should state his or her title.

Signature

Signature (if held jointly)

Date

PLEASE MARK, SIGN, DATE AND MAIL YOUR VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

VOTING INSTRUCTION CARD

Voting instructions executed by a Contractholder may be revoked at any time prior to a Shareholder voting the shares represented thereby by the Contractholder’s providing a Shareholder with a properly executed written revocation of such voting instructions, or by the Contractholder’s providing a Shareholder with proper later-dated voting instructions by telephone or by the Internet. Proxies executed by a Shareholder may be revoked at any time before they are exercised by a written revocation received by the Secretary of EQ Trust, by properly executing a later-dated proxy or by attending the Special Meeting and voting in person, by telephone or by the Internet.

This voting instruction card, when properly executed, will be voted in the matter directed herein by the undersigned. Provide voting instructions with respect to only those portfolios in which you are indirectly invested.

IF YOU SIGN AND RETURN THIS VOTING INSTRUCTION CARD WITHOUT DIRECTING US HOW TO VOTE, THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED “FOR” THE PROPOSALS.

THE EQ BOARD UNANIMOUSLY RECOMMENDS THAT CONTRACTOWNERS INSTRUCT THE APPLICABLE SHAREHOLDER TO VOTE “FOR” THE FOLLOWING PROPOSALS.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS. EXAMPLE:  ☐

	FOR	AGAINST	ABSTAIN

1. Approval of the Agreement and Plan of Reorganization and Termination that provides for the reorganization of the EQ/Small Company Growth Portfolio and the EQ/Wells Fargo Montgomery Small Cap Portfolio, each a series of EQ Trust, into Multimanager Small Cap Growth Portfolio, a single, newly created series of AXA Premier VIP Trust.	☐	☐	☐

2. Approval of the Agreement and Plan of Reorganization and Termination that provides for the reorganization of the EQ/Small Cap Value Portfolio, a series of EQ Trust, into Multimanager Small Cap Value Portfolio, a newly created series of AXA Premier VIP Trust.	☐	☐	☐